Exhibit 10.1

FIRST AMENDMENT TO
CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (hereinafter called this “Amendment”) is dated as of June 26, 2015, by and among RING ENERGY INC., a Nevada corporation (the “Borrower”), each lender party to the Credit Agreement referred to below, SUNTRUST BANK, as Administrative Agent for such lenders (in such capacity, together with its successors in such capacity “Administrative Agent”) and as Issuing Bank under the Credit Agreement referred to below, CADENCE BANK, as Co-Documentation Agent, and Compass Bank, as Co-Documentation Agent.

W I T N E S S E T H:

WHEREAS, the Borrower, Administrative Agent and the lenders from time to time party thereto (the “Lenders”) are parties to that certain Credit Agreement dated as of July 1, 2014 (as amended, restated, or otherwise modified from time to time, the “Existing Credit Agreement” and, as amended by this Amendment and as further amended, modified or restated from time to time, the “Credit Agreement”), whereby upon the terms and conditions therein stated the Lenders have agreed to make certain loans to the Borrower upon the terms and conditions set forth therein;

WHEREAS, the Borrower desires to increase the Aggregate Maximum Loan Amount to $500,000,000.00 (the “Commitment Increase”);

WHEREAS, each Lender identified on the signature pages hereto desires to provide a portion of the Commitment Increase in the several amounts set forth on Schedule II hereto;

WHEREAS, the Borrower has requested that the Lenders amend the Credit Agreement as set forth below to facilitate the Commitment Increase and to make certain other amendments to the Credit Agreement; and

WHEREAS, subject to the terms and conditions hereof, the Lenders are willing to agree to the amendments to the Credit Agreement as set forth herein.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, the parties to this Amendment hereby agree as follows:

SECTION 1. Definitions.

(a) Unless otherwise defined in this Amendment, each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement. The interpretive provisions set forth in Sections 1.2, 1.3 and 1.4 of the Credit Agreement shall apply to this Amendment.

(b) As used in this Amendment, the following terms shall have the meanings set forth below:

“Acquired Assets” means the “Assets” as defined in the Finley Acquisition Agreement.

“Amendment Effective Date” has the meaning given to such term in Section 5 of this Amendment.

“Amendment Effective Date Transactions” means the delivery of the Loan Documents required to be delivered pursuant to the Amendment, the consummation of the Finley Transactions by the Borrower and making of Loans on the Amendment Effective Date.

“Closing Date Reserve Report” has the meaning set forth in Annex A attached to this Amendment.

“Existing Lender” means each Lender that is a party to this Amendment that has a Commitment under the Existing Credit Agreement.

“Finley Acquisition Agreement” means that certain Purchase and Sale Agreement dated effective May 1, 2015, between Ring Energy, Inc., as buyer, and Finley Production Co., LP, BDT Oil & Gas, LP, Metcalfe Oil, LP, Grasslands Energy LP, Buffalo Oil & Gas, LP, and Finley Resources Inc., as sellers.

“Finley Transactions” means the acquisition by the Borrower of the Acquired Assets as defined in the Finley Acquisition Agreement.

“Increasing Lender” means each Existing Lender whose dollar Commitment amount shown on Schedule II attached hereto is higher than its Commitment under the Existing Credit Agreement, and the term “Increasing Lender” shall also include each New Lender as herein defined.

“Arranger” means SunTrust Robinson Humphrey, Inc., in its capacity as arranger in connection with the amended credit facility pursuant to this Amendment.

“New Lender” means each Lender that is a party to this Amendment that is not a party to the Existing Credit Agreement.

SECTION 2. Increase and Joinder. Effective on the Amendment Effective Date:

(a) The Aggregate Maximum Loan Amount is increased to $500,000,000.00.

(b) Each Increasing Lender’s Commitment shall be as set forth on Schedule II attached hereto, and Schedule II of the Credit Agreement is amended in its entirety to read as set forth in Schedule II attached hereto.

(c) Each New Lender represents and agrees as follows: (i) it shall be a “Lender” under and as defined in the Credit Agreement and shall have a Commitment in the amount set forth opposite its name on Schedule II attached hereto, (ii) it has received a copy of the Existing Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.1 thereof, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Amendment, (iii) it has, independently and without reliance upon the Administrative Agent, any other agent, any Lender or the Arranger, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Amendment, and (iv) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

SECTION 3. Borrowing Base Increase; Maximum Credit Amount Increase. Effective on the Amendment Effective Date, (a) the Borrowing Base is increased to $100,000,000.00, and (b) the Aggregate Maximum Loan Amount is increased to $500,000,000.00.

SECTION 4. Additional Amendments to Credit Agreement. Effective on the Amendment Effective Date, the Credit Agreement is hereby further amended as follows:

(a) Pricing. Schedule I to the Credit Agreement (Applicable Margin and Applicable Percentage) is hereby replaced with Schedule I attached hereto.

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(b) New Definitions. The following new definitions are hereby added to Section 1.01 of the Credit Agreement in proper alphabetical order:

“Finley PSA” means that certain Purchase and Sale Agreement dated effective May 1, 2015, between, Ring Energy, Inc., as buyer, and Finley Production Co., LP, Finley Resources Inc., BDT Oil & Gas, LP, Metcalfe Oil, LP, Grasslands Energy LP and Buffalo Oil & Gas, LP, as sellers.

“First Amendment Closing Date” means June 26, 2015.

(c) Amended and Restated Definitions (Change to Dates of Borrowing Base Redeterminations and Extension of Maturity). The following definitions in Section 1.01 of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

“Base Date” means (a) prior to November 1, 2015, (i) the First Amendment Closing Date and (ii) the date of the determination scheduled to occur on or about November 1, 2015 and (b) on or after November 1, 2015, the date of the most recent scheduled determination of the Borrowing Base.

“Commitment Termination Date” shall mean the earliest of (i) June 26, 2020, (ii) the date on which the Commitments are terminated pursuant to Section 2.7 or Section 8.2 and (iii) the date on which the principal amount of all Loans outstanding under this Agreement have been declared or have automatically become due and payable (whether by acceleration or otherwise).

(d) Amendments to Definitions (Revision to Applicable Margin, Increased Maximum Loan Agreement and Increased Letter of Credit Commitment Amount). The following definitions in Section 1.01 of the Credit Agreement are amended as follows:

“Applicable Margin”: the definition of “Applicable Margin” is amended by deleting the word “Grid” and replacing it with “grid”.

“Aggregate Maximum Loan Amount”: the definition of “Aggregate Maximum Loan Amount” is amended by deleting the number “$150,000,000.00” and replacing it with “$500,000,000.00”.

“LC Commitment”: the definition of “LC Commitment” is amended by deleting the number “$2,500,000” and replacing it with “$5,000,000”.

(e) Amendment to Section 2.4(b) (Change to Dates of Scheduled and Interim Borrowing Base Redeterminations after the Amendment Effective Date). Section 2.4(b) (Schedules and Interim Redeterminations) is amended in its entirety to read as follows:

“(b) Scheduled and Interim Redeterminations. The Borrowing Base shall be redetermined semi-annually on each November 1 and May 1 beginning November 1, 2015 (each, a “Scheduled Redetermination”). In addition, the Borrower may, by notifying the Administrative Agent thereof, and the Administrative Agent may, at the direction of the Required Lenders, by notifying the Borrower thereof, each elect to cause the Borrowing Base to be redetermined one time during each of the following periods: (A) between the First Amendment Closing Date and the November 1, 2015 Scheduled Redetermination, and (B) starting with the November 1, 2015 Scheduled Redetermination, during any six month period between Scheduled Redeterminations (each, an “Interim Redetermination”), in accordance with this Section 2.4.”

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(f) Amendment to Section 2.4(d)(i) (Change to Dates of Scheduled and Interim Borrowing Base Redeterminations after the Amendment Effective Date). Section 2.4(d)(i) (Effectiveness of a Redetermined Borrowing Base) is amended in its entirety to read as follows:

“(i) in the case of a Scheduled Redetermination, (A) if the Administrative Agent shall have received the Engineering Reports required to be delivered by the Borrower pursuant to clauses (a) and (c) of Section 5.13 in a timely and complete manner, then on the May 1 or November 1 (or, in each case, such date promptly thereafter as reasonably practicable), as applicable, following such notice, or (B) if the Administrative Agent shall not have received the Engineering Reports required to be delivered by the Borrower pursuant to clauses (a) and (c) of Section 5.13 in a timely and complete manner, then on the Business Day next succeeding delivery of such notice; and”

(g) Amendment to Section 3.2. Section 3.2 (Conditions to Each Credit Event) is amended by deleting “December 31, 2013” and inserting in lieu thereof “December 31, 2014”.

(h) Amendment to Section 5.13(a) (Change to Delivery Dates of Reserve Reports). Section 5.13(a) (Reserve Reports) is amended and restated in its entirety as follows:

“(a) On or before April 1 and October 1 of each year, commencing October 1, 2015, the Borrower shall furnish to the Administrative Agent and the Lenders a Reserve Report evaluating the Oil and Gas Properties of Borrower and its Subsidiaries as of the immediately preceding January 1 (with respect to the Reserve Report due April 1) and July 1 (with respect to the Reserve Report due October 1). The Reserve Report due April 1 of each year shall be prepared by one or more Approved Petroleum Engineers, and the Reserve Report due October 1 of each year shall be prepared by or under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the Reserve Report most recently prepared by the Approved Petroleum Engineers.”

(i) Amendment to Section 5.13(b) (Revision to Cross-Reference). Section 5.13(b) (Reserve Reports) is amended by deleting the cross-reference to “Section 2.5(b)” and replacing it with “Section 2.4(b)”.

(j) Amendment to Section 8.1 (Events of Default) (Revision to Cross-Reference). The paragraph at the end of Section 8.1 (Events of Default) is amended by deleting the parenthetical “(other than an event with respect to the Borrower described in subsection (g) or (h) of this Section)” and replacing it with “(other than an event with respect to the Borrower described in subsection (g), (h) or (i) of this Section)”.

SECTION 5. Conditions of Effectiveness. (a) This Amendment shall become effective as of the date (the “Amendment Effective Date”) that each of the conditions precedent set forth on Annex A hereto shall have been satisfied.

(a) Without limiting the generality of the provisions of Sections 3.1 and 3.2 of the Credit Agreement, for purposes of determining compliance with the conditions specified in Annex A, each Lender that has signed this Amendment (and its permitted successors and assigns) shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed Amendment Effective Date specifying its objection thereto.

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(b) The Administrative Agent shall notify the Borrower and the Lenders of the Amendment Effective Date.

SECTION 6. Post-Closing Requirements. The Borrower shall comply with the requirements set forth on Annex B hereto within the time frames set forth therein as may be extended by the Administrative Agent.

SECTION 7. Representations and Warranties. The Borrower represents and warrants to Administrative Agent and the Lenders, with full knowledge that such Persons are relying on the following representations and warranties in executing this Amendment, as follows:

(a) It has the organizational power and authority to execute, deliver and perform this Amendment, and all organizational action on the part of it requisite for the due execution, delivery and performance of this Amendment has been duly and effectively taken.

(b) The Credit Agreement, as amended by this Amendment, the Loan Documents and each and every other document executed and delivered to the Administrative Agent and the Lenders in connection with this Amendment to which it is a party constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(c) This Amendment does not and will not violate any provisions of any of the articles or certificate of incorporation, bylaws, and other organizational and governing documents of the Borrower.

(d) No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower of this Amendment.

(e) Before and after giving effect to this Amendment and the Amendment Effective Date Transactions, the representations and warranties of the Borrower contained in Article IV of the Credit Agreement or in any other Loan Document are true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects).

(f) Before and after giving effect to this Amendment and the Amendment Effective Date Transactions, no Default, Event of Default or Borrowing Base Deficiency exists.

(g) Since December 31, 2014, there has been no event or circumstance which has had or could reasonably be expected to have a Material Adverse Effect or a material adverse effect on the Acquired Assets.

(h) As of the Amendment Effective Date, notwithstanding any provision in any Collateral Document to the contrary, no Building (as defined in the applicable Flood Insurance Regulation) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulation) included in the definition of “Mortgaged Property” or “collateral” or similar definition in any Collateral Document and no Building or Manufactured (Mobile) Home is encumbered by any Collateral Document. As used in this paragraph, “Building” means any Building or Manufactured (Mobile) Home, in each case as defined in the applicable Flood Insurance Regulations); and “Flood Insurance Regulations” means (I) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (II) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (III) the National Flood Insurance Reform Act of 1994 (amending 42 USC § 4001, et seq.), as the same may be amended or recodified from time to time, and (IV) the Flood Insurance Reform Act of 2004 and any regulations promulgated thereunder.

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SECTION 8. Miscellaneous.

(a) Reference to the Credit Agreement. Upon the effectiveness hereof, on and after the date hereof, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, shall mean and be a reference to the Credit Agreement as amended hereby.

(b) Effect on the Credit Agreement; Ratification. Except as specifically amended by this Amendment, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed. By its acceptance hereof, the Borrower hereby ratifies and confirms each Loan Document to which it is a party in all respects, after giving effect to the Borrowing Base redetermination and amendments set forth herein.

(c) Extent of Amendments. Except as otherwise expressly provided herein, the Credit Agreement and the other Loan Documents are not amended, modified or affected by this Amendment. The Borrower hereby ratifies and confirms that (i) except as expressly amended hereby, all of the terms, conditions, covenants, representations, warranties and all other provisions of the Credit Agreement remain in full force and effect, (ii) each of the other Loan Documents are and remain in full force and effect in accordance with their respective terms, and (iii) the Collateral and the Liens on the Collateral securing the Obligations are unimpaired by this Amendment and remain in full force and effect.

(d) Loan Documents. The Loan Documents, as such may be amended in accordance herewith, are and remain legal, valid and binding obligations of the parties thereto, enforceable in accordance with their respective terms. This Amendment is a Loan Document.

(e) Claims. As additional consideration to the execution, delivery, and performance of this Amendment by the parties hereto and to induce Administrative Agent and Lenders to enter into this Amendment, the Borrower represents and warrants that, as of the date hereof, it does not know of any defenses, counterclaims or rights of setoff to the payment of any Obligations of the Borrower to Administrative Agent, Issuing Bank or any Lender.

(f) Execution and Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile or pdf shall be equally as effective as delivery of a manually executed counterpart.

(g) Governing Law. This Amendment and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Amendment and the transactions contemplated hereby and thereby shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof) of the State of Texas.

(h) Headings. Section headings in this Amendment are included herein for convenience and reference only and shall not constitute a part of this Amendment for any other purpose.

SECTION 9. NO ORAL AGREEMENTS. THE RIGHTS AND OBLIGATIONS OF EACH OF THE PARTIES TO THE LOAN DOCUMENTS SHALL BE DETERMINED SOLELY FROM WRITTEN AGREEMENTS, DOCUMENTS, AND INSTRUMENTS, AND ANY PRIOR ORAL AGREEMENTS BETWEEN SUCH PARTIES ARE SUPERSEDED BY AND MERGED INTO SUCH WRITINGS. THIS AMENDMENT AND THE OTHER WRITTEN LOAN DOCUMENTS EXECUTED BY THE BORROWER, ADMINISTRATIVE AGENT, ISSUING BANK AND/OR LENDERS REPRESENT THE FINAL AGREEMENT BETWEEN SUCH PARTIES, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN SUCH PARTIES.

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SECTION 10. No Waiver. The Borrower hereby agrees that no Event of Default and no Default has been waived or remedied by the execution of this Amendment by the Administrative Agent or any Lender. Nothing contained in this Amendment nor any past indulgence by the Administrative Agent, Issuing Bank or any Lender, nor any other action or inaction on behalf of the Administrative Agent, Issuing Bank or any Lender, (i) shall constitute or be deemed to constitute a waiver of any Defaults or Events of Default which may exist under the Credit Agreement or the other Loan Documents, or (ii) shall constitute or be deemed to constitute an election of remedies by the Administrative Agent, Issuing Bank or any Lender, or a waiver of any of the rights or remedies of the Administrative Agent, Issuing Bank or any Lender provided in the Credit Agreement, the other Loan Documents, or otherwise afforded at law or in equity.

Signatures Pages Follow

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

RING ENERGY INC.,
as Borrower

By:
Name:
Title:

Signature Page to First Amendment to Credit Agreement

Ring Energy, Inc.

SUNTRUST BANK,
as Administrative Agent, as Issuing Bank and as a Lender

By:
Name:
Title:

Signature Page to First Amendment to Credit Agreement

Ring Energy, Inc.

[NEW LENDER],
as a Lender

By:
Name:
Title:

Signature Page to First Amendment to Credit Agreement

Ring Energy, Inc.

SCHEDULE I

Applicable Margin and Applicable Percentage

Pricing Level	Borrowing Base Utilization Percentage	Applicable Margin for Eurodollar Loans	Applicable Margin for Base Rate Loans	Applicable Percentage for Unused Commitment Fee
I	< 25%	1.75% per annum	2.75% per annum	0.300% per annum
II	≥ 25% but < 50%	2.00% per annum	3.00% per annum	0.375% per annum
III	≥ 50% but < 75%	2.25% per annum	3.25% per annum	0.375% per annum
IV	≥ 75% but < 90%	2.50% per annum	3.50% per annum	0.375% per annum
V	≥ 90%	2.75% per annum	3.75% per annum	0.500% per annum

Schedule I

SCHEDULE II

Maximum Loan Amounts

Lender	Pro Rata Share	Pro Rata Share of Borrowing Base	Maximum Loan Amount
SunTrust Bank	30.0%	$30,000,000	$150,000,000
Cadence Bank	17.5%	$17,500,000	$87,500,000
Compass Bank	17.5%	$17,500,000	$87,500,000
IBERIABANK	15.0%	$15,000,000	$75,000,000
NBH Bank	12.5%	$12,500,000	$62,500,000
CrossFirst Bank	7.5%	$7,500,000	$37,500,000
TOTAL	100%	$100,000,000	$500,000,000

Schedule II

ANNEX A
CONDITIONS PRECEDENT

1. The Administrative Agent shall have received (which may be by electronic transmission), in form and substance satisfactory to the Administrative Agent, the following, in each case dated as of the Amendment Effective Date unless otherwise indicated below:

(a) a counterpart of this Amendment which shall have been executed by the Administrative Agent, the Issuing Bank, each of the Lenders shown on Schedule II to this Amendment and the Borrower (which may be by PDF transmission);

(b) a certificate of the Borrower’s principal executive officer or principal financial officer satisfying the requirements of Section 5.13 of the Credit Agreement as to the Reserve Report (or Reports, if more than one) (the “Closing Date Reserve Report”, whether one or more) delivered with respect to the Borrower’s Oil and Gas Properties (including the Acquired Assets) evaluated in connection with the increase of the Borrowing Base pursuant to this Amendment;

(c) (i) Mortgages covering the Acquired Assets and (ii) such other Collateral Documents, title information, supplements, amendments, documents and instruments that the Administrative Agent shall have requested so that after giving effect to the Finley Transactions (y) subject to Annex B hereto, the Administrative Agent has received satisfactory title information on at least 80% of the total value of the Oil and Gas Properties of the Borrower (including the Acquired Assets) covered by the Closing Date Reserve Report and (z) the Borrower has granted to the Administrative Agent as security for the Obligations a perfected first-priority Lien interest in its Oil and Gas Properties (including the Acquired Assets) as required by Section 5.15 of the Credit Agreement; (it being understood that any filing or recordation may occur after the Amendment Effective Date so long as the Administrative Agent has the authority to make such filings and recordations on the Amendment Effective Date);

(d) lien searches, environmental reports, and such other diligence as the Arranger may reasonably require with respect to the Acquired Assets, including the Phase I report conducted by Environmental Consultants, Inc.;

(e) favorable written opinion of Burleson LLP, special Nevada and Texas counsel to the Loan Parties, addressed to the Administrative Agent, the Issuing Bank and each of the Lenders, in form and substance satisfactory to, and covering such matters relating to the Loan Parties, the Loan Documents and the transactions contemplated therein as may be requested by, the Administrative Agent and the Arranger;

(f) a certificate executed by the principal financial officer of the Borrower certifying as to: (i) solvency of the Borrower and its subsidiaries on a consolidated basis after giving effect to the this Amendment and the Amendment Effective Date Transactions, (ii) the Borrower’s pro forma compliance with Article VI (Financial Covenants) of the Credit Agreement after giving effect to the this Amendment and the Amendment Effective Date Transactions, and (iii) the matters set forth in Sections 2 through 8 of this Annex A;

(g) a certificate of the Secretary or Assistant Secretary of each Loan Party, attaching and certifying copies of its certificate or articles of incorporation and bylaws, and of the resolutions of its board of directors, authorizing the execution, delivery and performance of the Loan Documents to which it is a party and the Finley Acquisition Agreement and all related documentation thereto and certifying the name, title and true signature of each officer of such Loan Party executing such Loan Documents and the Finley Acquisition Agreement and all related documentation thereto to which it is a party;

Annex A - Page 1

(h) certified copies of the articles or certificate of incorporation, of each Loan Party, together with certificates of good standing or existence, as may be available from the Secretary of State of the jurisdiction of organization of such Loan Party and each other jurisdiction where such Loan Party is required to be qualified to do business as a foreign corporation, each dated as of a recent date.

(i) the Borrower’s unaudited financial statements together with officer’s certificate, in each case as required pursuant to Sections 5.1(b) and 5.1(c) of the Credit Agreement;

(j) a pro forma balance sheet, income statement, statement of cash flows and projections of the Borrower and its subsidiaries as of the last day of March 31, 2015, giving pro forma effect to the Finley Transactions and the loans made on the Amendment Closing Date as if the Finley Transactions had occurred and such loans had been made as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such other financial statements) (the “Pro Forma Statements and Projections”), together with such information as the Administrative Agent may reasonably request to confirm the tax, legal and business assumptions made in such Pro Forma Statements and Projections and pro forma compliance with Article IV (Financial Covenants) of the Credit Agreement after giving effect to the this Amendment and the Amendment Effective Date Transactions; and

(k) to the extent not previously delivered to Administrative Agent, certificates of insurance as described in Section 3.1(b)(xvi) of the Credit Agreement, evidencing insurance coverage as required by the Loan Documents.

2. The Administrative Agent shall have received fully executed copies of the Finley Acquisition Agreement and all other material documents and agreements evidencing the Finley Transactions, together with all exhibits and schedules, certified by a Responsible Officer of the Borrower as being true and correct and complete.

3. Each of the representations and warranties set forth in Section 7 of this Amendment shall be true and correct.

4. The Finley Transactions shall have been consummated (or shall be consummated on the Amendment Effective Date substantially simultaneously with the funding of the requested Loans on the Amendment Effective Date) (x) in accordance with applicable Requirements of Law and (y) in accordance with the terms and conditions of the Finley Acquisition Agreement as in effect on the date of this Amendment without giving effect to any waiver, modifications or consent thereunder that is materially adverse to the interests of the Lenders (as reasonably determined by the Arranger) unless approved by the Arranger.

5. All approvals of a Governmental Authority or third party necessary in connection with the Finley Transactions, the financing and transactions contemplated hereby and the continued operations of Borrower’s business shall have been obtained and shall be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the Finley Transactions or the financing thereof, or any transactions contemplated hereby.

6. There is no action, suit, investigation or proceeding pending or threatened in any court or before any arbitrator or Governmental Authority that purports to affect the Finley Transactions or the financing thereof, any transaction contemplated hereby, or that could have a Material Adverse Effect or a material adverse effect on the Finley Transactions or the financing thereof, the Acquired Assets or any transaction contemplated hereby or on the ability of any Loan Party to perform its obligations under the Loan Documents.

Annex A - Page 2

7. Since December 31, 2014, there has been no event or condition that has had or could reasonably be expected to have a Material Adverse Effect or a material adverse effect on the Acquired Assets.

8. The purchase price reduction under the Finley Acquisition Agreement as a result of title defects, environmental defects, preferential rights and casualty losses shall not exceed five percent (5%) of the Purchase Price (as defined in the Finley Acquisition Agreement) unless approved by the Arranger.

9. The capitalization, structure and equity ownership of Borrower after giving effect to the Finley Transactions and the transactions contemplated by this Amendment shall be satisfactory to Arranger in all material respects.

10. The Borrower shall have delivered such documentation and information required by regulatory authorities under applicable “know your customer” and anti-money laundering laws as requested by the Administrative Agent or any Lender.

11. Borrower shall have paid, or shall have made arrangements with the Administrative Agent to pay with the proceeds of the Borrowing made on the Amendment Effective Date, all fees and expenses due to the Lenders and the Administrative Agent (including, but not limited to, reasonable attorneys’ fees of counsel to the Administrative Agent).

Annex A - Page 3

ANNEX B
POST-CLOSING OBLIGATIONS

The Borrower shall deliver title information in form and substance acceptable to the Administrative Agent covering the Oil and Gas Properties evaluated by the Closing Date Reserve Report (which in any event shall cover, together with title information previously delivered to the Administrative Agent, at least eighty percent (80%) of the total value of the Oil and Gas Properties evaluated by the Closing Date Reserve Report), as follows:

(a) on the Amendment Effective Date, on at least 50% of the total value of the Oil and Gas Properties evaluated by the Closing Date Reserve Report;

(b) within 30 days after the Amendment Effective Date, on at least 60% of the total value of the Oil and Gas Properties evaluated by the Closing Date Reserve Report;

(c) within 60 days after the Amendment Effective Date, on at least 70% of the total value of the Oil and Gas Properties evaluated by the Closing Date Reserve Report; and

(d) within 90 days after the Amendment Effective Date, on at least 80% of the total value of the Oil and Gas Properties evaluated by the Closing Date Reserve Report.

Annex B